August 4, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:     XcelMobility Inc. (formerly Advanced Messaging Solutions Inc.)

Dear Sir or Madam:

           We have read Item 4.01 of Form 8-K of XcelMobility Inc. dated August 4, 2011, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Li & Company, PC
Li & Company, PC